AMENDMENT NO. 2



                  AMENDMENT NO. 2 dated as of April 6, 1998 between AMERICO LIFE, INC., a corporation duly organized and validly existing under the laws of the State of Missouri (together with its successors and assigns, the "Company"); each of the banks that is a signatory hereto (individually, a "Bank" and, collectively, the "Banks"); and THE CHASE MANHATTAN BANK, as administrative agent for the Banks (in such capacity, together with its successors in such capacity, the "Administrative Agent".

                  The Company, the Banks and the Administrative Agent are party to an Amended and Restated Credit Agreement dated as of July 6, 1995, amended and restated as of December 17, 1996, as amended February 26, 1997 (the "Credit Agreement"). The parties hereto desire to amend the Credit Agreement in certain respects, and accordingly the parties hereto agree as follows:

                  Section 1. Definitions. Capitalized terms used but not otherwise defined herein have the meanings given them in the Credit Agreement.

                  Section 2. Amendments. Subject to Section 4 hereof, but effective as of the date hereof, the Credit Agreement shall be amended as follows:

         2.01. The definition of "Investments" in Section 1.01 is amended by amending clause (b) thereof to provide as follows:

                  "(b) any deposit with, or advance, loan or other extension of credit to, such Person or Guarantee of, or other contingent obligation with respect to, Indebtedness or other liability (other than a contingent obligation or liability of the type permitted in clause (iv) of the proviso to Section 8.18 of this Agreement, except to the extent payments thereon are made) of such Person and (without duplication) any amount committed to be advance, lent or extended to such Person;"


         2.02. Section 8.18 of the Credit Agreement shall be amended by:

          (i) amending clause (a) thereof to provide as follows:

                  "(a) make any Investment in any Affiliate of the Company or any of its Subsidiaries, other than an Investment in any Person that became an Affiliate as a result of an Investment permitted by clauses (c) or (k) of
Section  8.08,   provided  such  Investment  is  otherwise   permitted  by  this
Agreement;"

and (ii) deleting the word "and" appearing before clause (iii) and the period at the end of clause (iii) in the proviso to such section, and (iii) adding the following after clause (iii) of such section:

                  "and (iv) the Company and any of its Subsidiaries may enter into agreements to indemnify lenders and other creditors of an Affiliate against any liability, loss or cost suffered by such lender or other creditor by reason of the failure of the Affiliate to comply with its representations, warranties and covenants under any agreement, other than any liability, loss or cost resulting from the failure of such Affiliate to repay Indebtedness."

         2.03. Schedule 3 and Schedule 7 to the Credit Agreement are hereby deleted in their entirety and replaced by Exhibit A and Exhibit B, respectively attached hereto.

                  Section 3. Representations and Warranties. The Company hereby represents and warrants to the Banks and the Administrative Agent that the representations and warranties set forth in Section 7 of the Credit Agreement are true and complete on the date hereof as if made on and as of the date hereof and as if each reference in such representations and warranties to the Credit Agreement included reference to this Amendment No. 2.

                  Section 4. Conditions Precedent. As provided in Section 2 above, the amendments to the Credit Agreement set forth in said Section 2 shall become effective as of the date hereof, subject to the conditions precedent that counterparts of this Amendment No.2, shall have been duly executed and delivered by the Company, the Majority Banks and the Administrative Agent and FHC shall have executed and delivered its consent hereto as provided on the signature pages hereof.

                  Section 5. Miscellaneous. Except as herein provided, the Credit Agreement shall remain unchanged and in full force and effect. This Amendment No. 2 may be executed in any number of counterparts, all of which taken together shall constitute one and the same amendatory instrument and any of the parties hereto may execute this Amendment No. 2 by signing any such counterpart and sending the same by telecopier, mail messenger or courier to the Administrative Agent or counsel to the Administrative Agent. This Amendment No. 2 shall be governed by, and construed in accordance with, the law of the State of New York.



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         IN WITNESS  WHEREOF,  the parties  hereto have caused this Amendment
No. 2 to be duly executed as of the day and year first above written.

                                                  AMERICO LIFE, INC.


                                                  By:
                                     Title:


                                    THE BANKS

                                                     THE BANK OF NEW YORK


                                                   By:
                                     Title:


                                                     BANK ONE, TEXAS, N.A.


                                                     By:
                                     Title:


                                                     THE CHASE MANHATTAN BANK


                                                     By:
                                     Title:


                                                     COMMERCE BANK, N.A.


                                                     By:
                                     Title:


                                                 FIRST BANK NATIONAL ASSOCIATION


                                                     By:
                                     Title:


                                                     FIRST UNION NATIONAL BANK
                                                              OF NORTH CAROLINA


                                                     By:
                                     Title:


                                                     FLEET NATIONAL BANK


                                                     By:
                                     Title:


                                                     THE ADMINISTRATIVE AGENT

                                                     THE CHASE MANHATTAN BANK,
                                                       as Administrative Agent


                                                     By:
                                     Title:




                                           CONSENT


         By its signature below, FHC consents to the foregoing Amendment No. 2


                                             FINANCIAL HOLDING CORPORATION

                                         By__________________________________
                                                              Title: